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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-1 of Ergo Science Corporation to register 2,500,000 shares of common stock of our report, dated March 1, 1996, on our audits of the consolidated financial statements of Ergo Science Corporation as of December 31, 1995 and 1994, and for the two years then ended. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts July 17, 1996